Exhibit (a)(1)(G)
LETTER TO CLIENTS
Offer to Exchange
by
BIOCERES CROP SOLUTIONS CORP.
of
Any and All of its Warrants to Purchase Ordinary Shares
For 0.12 Ordinary Shares or $0.45 Per Warrant
(subject in each case to election procedures described in the Offer to Exchange and the Letter of Election
and Transmittal)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON AUGUST 24, 2020, OR SUCH LATER TIME AND DATE TO WHICH THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

To Our Clients:
Enclosed for your consideration are the offer to exchange dated July 27, 2020 (the “Offer to Exchange”) and the related Letter of Election and Transmittal (“Letter of Election and Transmittal”) (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the Offer by Bioceres Crop Solutions Corp. (the “Company”, “we”, “us” or “our”) to exchange any and all of its 24,200,000 outstanding warrants (the “Warrants”), each to purchase one Ordinary Share, par value $0.0001 (the “Ordinary Shares”), for either 0.12 Ordinary Shares (the “Exchange Shares”), or $0.45 in cash per Warrant, without interest, (the “Cash Consideration”, and together with the Exchange Shares, the “Exchange Consideration”), at the election of the holder and upon the terms and subject to certain conditions described in the Offer. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Exchange.
NO FRACTIONAL EXCHANGE SHARES WILL BE ISSUED. FOR ANY HOLDERS ELECTING TO RECEIVE EXCHANGE SHARES, WARRANTS MAY ONLY BE EXCHANGED FOR WHOLE EXCHANGE SHARES. IN LIEU OF ISSUING FRACTIONAL EXCHANGE SHARES TO WHICH ANY HOLDER OF WARRANTS WOULD OTHERWISE HAVE BEEN ENTITLED, THE COMPANY WILL ROUND THE NUMBER OF EXCHANGE SHARES TO WHICH SUCH HOLDER IS ENTITLED, AFTER AGGREGATING ALL FRACTIONS, DOWN TO THE NEXT WHOLE NUMBER OF EXCHANGE SHARES. THE COMPANY WILL PAY A CASH ADJUSTMENT FOR ALL FRACTIONAL EXCHANGE SHARES BASED UPON THE CLOSING PRICE OF THE ORDINARY SHARES ON THE BUSINESS DAY PRECEDING THE SETTLEMENT.
The Offer is being made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 3(a)(9) of the Securities Act. The Company has not filed and will not file a registration statement under the Securities Act or any other federal or state securities laws with respect to the Offer.
The Offer is only available for outstanding Warrants. The Company also has outstanding Ordinary Shares that are not within the scope of the Offer. On the terms and subject to the conditions of the Offer, the Exchange Consideration will only be issued for Warrants validly tendered and not properly withdrawn before the Expiration Date.
We are the holder of record of Warrants held for your account. As such, we are the only ones who can tender your Warrants in the Offer, and then only pursuant to your instructions. We are sending you the Letter of Election and Transmittal for your information only; you cannot use it to tender Warrants we hold for your account.

Please instruct us as to whether you wish us to tender any or all of the Warrants we hold for your account on the terms and subject to the conditions of the Offer.
Please note the following:
1.
You may tender your Warrants and receive either 0.12 Ordinary Shares per Warrant or $0.45 in cash, without interest, at your election, as indicated in the attached Instruction Form;

2.
The Offer and withdrawal rights will expire at 11:59 P.M., New York City time, on August 24, 2020, or such later time and date to which the Offer is extended;

3.
The Offer is subject to the condition that at least 12,100,001 of the outstanding Warrants are tendered in the Offer. If certain events occur, the Company may not be obligated to purchase Warrants pursuant to the Offer. See “The Offer — Section 5. Conditions of the Offer” of the Offer to Exchange;

4.
The Offer is for any and all of the outstanding 24,200,000 Warrants; and

5.
Tendering Warrant holders who are registered Warrant holders or who tender their Warrants directly to the Depositary will not be obligated to pay any brokerage commissions or fees, or solicitation fees except as set forth in the Offer to Exchange and the Letter of Election and Transmittal.

If you wish to have us tender any or all of your Warrants, please so instruct us by completing, executing, detaching and returning the attached Instruction Form. If you authorize us to tender your Warrants, we will tender all your Warrants unless you specify a lesser number on the attached Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer and withdrawal rights will expire at 11:59 P.M., New York City time, on August 24, 2020, or such later time and date to which the Offer is extended.
The Offer is being made solely pursuant to the Offer to Exchange and the related Letter of Election and Transmittal and is being made to all record holders of the Warrants. The Offer is not being made to holders of Warrants residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of that jurisdiction.
None of the Company, the Company’s board of directors, Oberon Securities, LLC, the Information Agent, the Depositary, or their respective affiliates is making any recommendation to you as to whether to tender or refrain from tendering your Warrants pursuant to the Offer. You must make your own decision as to whether to tender your Warrants and, if so, how many Warrants to tender. In doing so, you should read carefully the information set forth or incorporated by reference in the Offer to Exchange and in the related Letter of Election and Transmittal, including the purposes and effects of the Offer. See “Special Factors — Section 1. Purposes, Alternatives, Reasons and Effects,” and “The Offer — Section 10. Information Concerning the Company” of the Offer to Exchange. You should discuss whether to tender your Warrants, and if you do tender, whether to elect the Exchange Shares or the Cash Consideration, with your broker or other tax or financial advisor, if any.
Any Warrants tendered but for which no election is made will be deemed to have been tendered without an election, and the tendered Warrants will be treated as described in “The Offer — Section 2. Procedures for Tendering Warrants — Consequences of Tendering with no Election” of the Offer to Exchange.
Warrant holders who choose not to tender pursuant to the Offer will retain their Warrants on the same terms and conditions that currently apply, except if the Offer is consummated without waiver of the Minimum Condition. If the Offer is consummated without waiver of the Minimum Condition, which would allow us to implement the Warrant Amendment, we will promptly do so, which will allow the Company to redeem all Warrants not validly tendered or exchanged pursuant to the Offer at its option at any time for $0.405 in cash per Warrant. Even if you do not tender your Warrants in the Offer, if the Offer is consummated, you will be subject to and bound by the Warrant Amendment.

INSTRUCTION FORM WITH RESPECT TO
Offer to Exchange
by
BIOCERES CROP SOLUTIONS CORP.
of
Any and All of its Warrants to Purchase Ordinary Shares
For 0.12 Ordinary Shares or $0.45 Per Warrant
(subject in each case to the election procedures described in the Offer to Exchange and the Letter of Election
and Transmittal)
The undersigned acknowledge(s) receipt of your letter and the offer to exchange dated July 27, 2020 (the “Offer to Exchange”) and the related Letter of Election and Transmittal (“Letter of Election and Transmittal”) (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the Offer by Bioceres Crop Solutions Corp. (the “Company”, “we”, “us” or “our”) to exchange any and all of its 24,200,000 outstanding warrants (the “Warrants”), each to purchase one Ordinary Share, par value $0.0001 (the “Ordinary Shares”), for either 0.12 Ordinary Shares (the “Exchange Shares”) or $0.45 in cash per Warrant, without interest (the “Cash Consideration”, and together with the Exchange Shares, the “Exchange Consideration”), at the election of the holder and upon the terms and subject to certain conditions described in the Offer. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Exchange.
The undersigned hereby instruct(s) you to tender to the Company the number of Warrants indicated below or, if no number is indicated below, all Warrants which are beneficially owned by the undersigned and registered in your name for the account of the undersigned, pursuant to the election(s) specified below and upon the terms and subject to the conditions set forth in the Offer. The undersigned acknowledges that any Warrants tendered but for which no election is made will be deemed to have been tendered without an election, and the tendered Warrants will be treated as described in “The Offer — Section 2. Procedures for Tendering Warrants — Consequences of Tendering with no Election” of the Offer to Exchange.
EXCHANGE CONSIDERATION ELECTION
NUMBER OF WARRANTS TENDERED FOR 0.12 ORDINARY SHARES PER WARRANT, SUBJECT TO THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL EXCHANGE SHARES

NUMBER OF WARRANTS TENDERED FOR $0.45 IN CASH PER WARRANT, WITHOUT INTEREST

†
ANY WARRANTS TENDERED BUT FOR WHICH NO ELECTION IS MADE ABOVE WILL BE DEEMED TO HAVE BEEN TENDERED WITHOUT AN ELECTION, AND THE TENDERED WARRANTS WILL BE TREATED AS DESCRIBED IN “THE OFFER — SECTION 2. PROCEDURES FOR TENDERING WARRANTS — CONSEQUENCES OF TENDERING WITH NO ELECTION” OF THE OFFER TO EXCHANGE.

NUMBER OF WARRANTS TO BE TENDERED HEREBY:                   WARRANTS
SIGNATURE:
(1)
Unless otherwise indicated, it will be assumed that all Warrants held by us for your account are to be tendered.